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                          Independent Auditors' Consent

The Board of Directors
Alberto-Culver Company:

We consent to the incorporation by reference in the registration statement (No. 333-70067) on Form S-8 of Alberto-Culver Company of our report dated May 24, 2002, with respect to the financial statements of the Alberto-Culver 401(k) Savings Plan as of December 31, 2001 and 2000, and for the years then ended which report appears in the December 31, 2001 annual report on Form 11-K of Alberto-Culver Company.

Chicago, Illinois
June 24, 2002